     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 13, 2003
                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                                      FORM
                                      S-11
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           NEWCASTLE INVESTMENT CORP.
             (Exact Name of Registrant as Specified in its Charter)

                           1251 AVENUE OF THE AMERICAS
                               NEW YORK, NY 10020
                                 (212) 798-6100
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                                RANDAL A. NARDONE
                                    SECRETARY
                           NEWCASTLE INVESTMENT CORP.
                        C/O FORTRESS INVESTMENT GROUP LLC
                           1251 AVENUE OF THE AMERICAS
                               NEW YORK, NY 10020
                                 (2120 798-6100
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                                   COPIES TO:

          DAVID J. GOLDSCHMIDT                         J. GERARD CUMMINS
SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP                 JAMES O'CONNOR
             4 TIMES SQUARE                      SIDLEY AUSTIN BROWN & WOOD LLP
     NEW YORK, NEW YORK 10036-6522                     787 SEVENTH AVENUE
             (212) 735-3000                         NEW YORK, NEW YORK 10019
                                                           (212) 839-5300

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-103598

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

                                                           PROPOSED MAXIMUM    PROPOSED MAXIMUM
   TITLE OF EACH CLASS OF SECURITIES       AMOUNT TO BE     OFFERING PRICE         AGGREGATE            AMOUNT OF
           TO BE REGISTERED               REGISTERED (1)    PER SHARE (2)     OFFERING PRICE (2)    REGISTRATION FEE (3)
           ----------------               --------------    -------------     ------------------    --------------------
9.75% Series B Cumulative Redeemable
Preferred Stock, par value $0.01 per     345,000 shares         $25.00            $8,625,000             $697.76
share

(1) Includes 45,000 shares which the Underwriters have the option to purchase from the Company to cover over-allotments, if any.

(2) Estimated in accordance with Rule 457(a) of the Securities Act of 1933 solely on the basis of $25.00, the Price to the Public set forth on the cover page of the Registrant's Prospectus dated March 13, 2003 relating to its public offering pursuant to the Company's Registration Statement on Form S-11 (File No. 333-103598).

(3) $123,408.76 was previously paid in connection with the registration statement (No. 333-63061) filed by Newcastle Investment Holdings Corp. (formerly Fortress Investment Corp.), the parent corporation of the issuer, which was withdrawn.

                 EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

     This registration statement is being filed with respect to the registration of additional shares of 9.75% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share, of Newcastle Investment Corp, a Maryland corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier effective registration statement
(File No. 333-103598) are incorporated in this registration statement by reference.

     The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 13, 2003.

                                          NEWCASTLE INVESTMENT CORP.

                                          By: /s/ WESLEY R. EDENS
                                              -------------------------------
                                                Name: Wesley R. Edens
                                                Title: Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  SIGNATURE                     TITLE                            DATE
                  ---------                     -----                            ----
    /s/ WESLEY R. EDENS               Chief Executive Officer and      March 13, 2003
    -------------------
    Wesley R. Edens                   Chairman of the Board

    /s/ KENNETH M. RIIS               President                        March 13, 2003
    -------------------
    Kenneth M. Riis

    /s/ MICHAEL I. WIRTH              Chief Financial Officer          March 13, 2003
    --------------------
    Michael I. Wirth                  (Principal Financial and
                                      Accounting Officer)

              *                       Director                         March 13, 2003
    ----------------------
    David J. Grain

              *                       Director                         March 13, 2003
    ----------------------
    Stuart A. McFarland

                                      Director
    -----------------------
    David K. McKown

             *                        Director                         March 13, 2003
    ----------------------
    Peter M. Miller

*By: /s/ Randal A. Nardone
     ----------------------
     Name:  Randal A. Nardone
     Title:     Attorney-in-Fact

                                  EXHIBIT INDEX

Exhibit No.               Description
-----------               -----------
5.1              -- Opinion of Piper Rudnick LLP

8.1              -- Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
23.1             -- Consent of Piper Rudnick LLP (included in Exhibit 5.1)
23.2             -- Consent of Ernst & Young
24               -- Powers of Attorney*

--------------
* (Incorporated by reference to the Registrant's Registration Statement on Form S-11 (File No. 333-103598)).